UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Status of Investments in Real Estate

As of September 30, 2011, Industrial Income Trust Inc. (the “Company”) has acquired, either through its wholly-owned subsidiaries or through its 51% ownership interest in a joint venture partnership, properties with an aggregate total purchase price of approximately $953.0 million, comprised of 93 buildings totaling approximately 16.8 million square feet with 205 tenants in 12 markets, including six “value-add” buildings. The Company’s operating portfolio, which excludes the six “value-add” buildings, consists of 190 tenants in 87 buildings with a weighted-average occupancy rate of approximately 97% and a weighted-average remaining lease term (based on square feet) of approximately 6.1 years. The estimated aggregate weighted-average purchase price capitalization rate for the operating portfolio is approximately 7.1%. The Company has financed the completed acquisitions with proceeds from its initial public offering and from debt financings.

Assuming that the Company completes the acquisitions currently under contract as of September 30, 2011, the Company will have acquired, either through its wholly-owned subsidiaries or through its 51% ownership interest in a joint venture partnership, properties with an aggregate total purchase price of approximately $958.2 million, comprised of 94 buildings totaling approximately 16.9 million square feet with 209 tenants in 12 markets, including six “value-add” buildings. Assuming completion of the acquisitions currently under contract, the Company’s operating portfolio, which excludes the six “value-add” buildings, will have consisted of 194 tenants in 88 buildings with a weighted-average occupancy rate of approximately 97% and an aggregate average remaining lease term (based on square feet) of approximately 6.1 years. The Company’s operating portfolio would have an estimated aggregate weighted-average purchase price capitalization rate of approximately 7.1%. There is no assurance that the Company will consummate the acquisitions currently under contract.

Recent Real Estate Acquisition Activity

Completed Acquisitions

Set forth below is a description of an acquisition that is not individually significant that occurred subsequent to June 30, 2011:

Interstate Industrial Portfolio. On September 26, 2011, IIT North American Industrial Fund I Limited Partnership (the “Fund I Partnership”), through three wholly-owned subsidiaries of the Fund I Partnership, acquired a 100% fee interest in 12 industrial buildings aggregating approximately 3.5 million square feet on 168.3 acres for an aggregate purchase price of $195.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs, and an estimated purchase price capitalization rate of approximately 6.0%. These buildings are located in certain submarkets of Los Angeles, California; Chicago, Illinois; and Dallas, Texas (the “Interstate Industrial Portfolio”). The Interstate Industrial Portfolio is approximately 98% leased to 16 tenants with an average remaining lease term (based on square feet) of 5.3 years.

The Company’s pro rata portion of the aggregate purchase price was approximately $99.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Fund I Partnership funded a portion of the purchase price using proceeds from debt financing. We funded our pro rata portion of the purchase price using proceeds from this offering.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisitions under contract) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to secure debt financing and complete acquisitions under contract, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or our investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

September 30, 2011	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

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